UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 11, 2010

FBC HOLDING, INC.
(Exact  Name of Registrant as Specified in Charter)

Nevada	333-153385	71-1026782
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

66 Piscataqua Road,
Dover, NH	03820
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (603) 540-0828

______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.02 Unregistered Sale of Equity Securities

     On August 11, 2010, FBC Holding, Inc. entered into an agreement with Super Rad Corporation whereby it acquired all rights, title and interests to the assets of Super Rad Corporation in exchange for $250,000 and the issuance of 12,500,000 shares of restricted Common Stock of FBC Holding Inc.  The Super Rad  Corporation assets we acquired include all of the licenses, inventory (including all toys, accessories and dolls), and future licenses.  A copy of the Asset Purchase Agreement is attached to this filing.

     There was no material relationship between Super Rad Corporation or its affiliates, and FBC Holding, Inc. and its affiliates, on or before August 11, 2010.

     The Super Rad Corporation beneficial owner is an “accredited investors” as defined under Rule 501 of Regulation D.  No solicitation was made and no underwriting discounts were given or paid in connection with this transaction.  The Company believes that these transactions were exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 9.01 Exhibits

     2.1           Asset Purchase Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBC Holding, Inc.

Date: January 19, 2011	By:	/s/ Christopher LeClerc
Christopher LeClerc
Chief Executive Officer